UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

MDWERKS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-118155	33-1095411
(Commission File Number)	(IRS Employer Identification Number)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442

(Address of Principal Executive Offices)

(954) 389-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The use of the terms “we,” “us” or “the Company” in this report shall be deemed to mean MDwerks, Inc., unless the context requires otherwise. References in this report to “our subsidiaries” shall be deemed to mean each of MDwerks Global Holdings, Inc., Xeni Medical Systems, Inc., Xeni Financial Services, Corp., Xeni Medical Billing, Corp. and Patient Payment Solutions, Inc.

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2008, we, along with our subsidiary Xeni Financial Services, Corp. (“XFS”), entered into a First Amendment to the November 14, 2008 Loan and Securities Purchase Agreement (the “Amendment”) with Debt Opportunity Fund LLLP (“DOF”), pursuant to which DOF will increase the amount that it will lend the Company to up to $11,800,000 from up to $10,300,000, subject to a deduction for an original issue discount of 2%. Otherwise, the terms and conditions of the Loan and Securities Purchase Agreement entered into on November 14, 2008 (the “Loan Agreement”) have not been modified by this Amendment and shall remain in full force and effect.   The loan from DOF will be used by us primarily to purchase medicinal preparations prescription workers’ compensation claims from a client, pursuant to a claims assignment agreement.  The claims assignment agreement is currently being negotiated by us and the client and there can be no assurance that such negotiations will result in a definitive agreement. Until such time as the claims assignment agreement and documents related to the claims assignment agreement are executed, and certain other conditions set forth in the Loan Agreement are satisfied, other than $300,000 previously disbursed to MDwerks for working capital purposes, the proceeds of the loan from DOF will be held in an escrow account.  In the event the conditions to the disbursement of the funds in the escrow account are not satisfied on or before January 19, 2008, all proceeds in the escrow account will be returned to DOF.

Pursuant to the Amendment, we issued a Senior Secured Promissory Note, dated December 31, 2008, to DOF in the original principal amount of $11,800,000 (the “Amended and Restated DOF Note”).  The Amended and Restated DOF Note bears interest at the rate of 13% per annum and is payable monthly, in arrears on the first day of each month, commencing on December 1, 2008. Interest will not begin to accrue on amounts held in the escrow account described above, until such time as those amounts are disbursed to us.  Principal payments in the monthly amount of $150,000 commence on June 1, 2009 and, subject to events of default specified in the Loan Agreement, the entire amount of principal and accrued but unpaid interest due under the note becomes due and payable on November 14, 2010.  To the extent the balance of the loan is not disbursed to us on or before January 19, 2008, DOF will surrender the Amended and Restated DOF Note to us for cancellation and we and XFS will reissue a new note in the principal amount actually received by us.

The following summary description of the material agreements and instruments entered into in connection with the transaction described above is qualified in its entirety by reference to the copies of such material agreements and instruments filed as exhibits to this Current Report on Form 8-K.

First Amendment to the Loan and Securities Purchase Agreement

The Amendment provides for the loan to us by DOF of up to $11,800,000, increased from the loan to us by DOF of up to $10,300,000 in the November 14, 2008 Loan Agreement, subject to a deduction for an original issuance discount of 2%.  The Loan Agreement provides that funded amounts under the Loan Agreement shall be funded into an escrow account with DOF’s counsel serving as Escrow Agent.  The release of the funded amounts from the escrow account are subject to various conditions, including the entry into a definitive claims purchase agreement, controlled account agreement and related documents with our client; the compliance by us and XFS with the covenants contained in the Loan Agreement; the representations and warranties contained in the Loan Agreement being true and correct; no change occurs with respect to us or XFS that results in a Material Adverse Effect (as defined in the Loan Agreement).

Amended and Restated DOF Note

The Amended and Restated DOF Note bears interest at the rate of 13% per annum and is payable monthly, in arrears on the first day of each month, commencing on December 1, 2008. Interest will not begin to accrue on amounts held in the escrow account described above, until such time as those amounts are disbursed to us.  Principal payments in the monthly amount of $150,000 commence on June 1, 2009 and, subject to events of default specified in the Loan Agreement, the entire amount of principal and accrued but unpaid interest due under the note becomes due and payable on November 14, 2010.  In the event any payment of principal or interest or both remains unpaid under the Amended and Restated DOF Note for a period of ten days or more after the due date thereof, a one-time late charge equivalent to five percent (5%) of each unpaid amount will be charged against us and XFS.  Furthermore, in the case of an Event of Default (as defined in the Loan Agreement), the interest rate will be adjusted to 18% per annum.  The Amended and Restated DOF Note may be prepaid without any penalty or premium.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

4.1	First Amendment to the Loan and Securities Purchase Agreement, dated December 31, 2008, between MDwerks, Inc. and Debt Opportunity Fund, LLLP

4.2	Amended and Restated Senior Secured Promissory Note, dated December 31, 2008, issued by MDwerks, Inc. and Xeni Financial Services, Inc. in the original principal amount of $11,800,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MDWERKS, INC.

Dated: January 8, 2009	By:	/s/ David M. Barnes
David M. Barnes
President

Exhibit Index

Exhibit No.	Description

4.1	First Amendment to the Loan and Securities Purchase Agreement, dated December 31, 2008, between MDwerks, Inc. and Debt Opportunity Fund, LLLP

4.2	Amended and Restated Senior Secured Promissory Note, dated December 31, 2008, issued by MDwerks, Inc. and Xeni Financial Services, Inc. in the original principal amount of $11,800,000